AMENDMENT No. 1
TO
BEIGENE, LTD.
SECOND AMENDED AND RESTATED EMPLOYEE SHARE PURCHASE PLAN

This Amendment No. 1 (the “Amendment”) to the BeiGene, Ltd. 2018 Amended and Restated Employee Share Purchase Plan (the “Plan”) is effective as of the date this Amendment is approved by the Board of Directors of BeiGene, Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”), as specified below.

Section 3 of the Plan is hereby deleted in its entirety and replaced with the following:

“3.    Eligibility.    All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the "Offering Date") they are employed by the Company or a Designated Subsidiary and have been employed as of the commencement of the enrollment period for such Offering. Participation shall not otherwise be subject to any minimum performance targets. Notwithstanding any other provision herein, individuals who are not classified as employees of the Company or a Designated Subsidiary for purposes of the Company's or applicable Designated Subsidiary's payroll system as of the Offering Date are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not classified as employees of the Company or a Designated Subsidiary on the Company's or Designated Subsidiary's payroll system as of the Offering Date to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.”

Except as provided above, the Plan shall remain in full force and effect without modification.

Date approved by the Board of Directors of the Company: June 5, 2019